                                                                   EXHIBIT 2.5.1

                               FIRST AMENDMENT TO

                             TAX SHARING AGREEMENT

          This First Amendment to Tax Sharing Agreement dated as of October 1995 by and among Tele-Communications, Inc., a Delaware corporation ("TCI"), Liberty Media Corporation, a Delaware corporation ("Liberty"), Tele-Communications International, Inc. ("International"), TCI Technology Ventures, Inc. ("Technology"), TCI Communications, Inc. ("TCIC"), TCI Cable Investments, Inc. ("TCICI"), TCI Starz, Inc. ("Starz") and TCI CT Holdings, Inc. ("CT"),

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, TCI, Liberty, International, Technology, TCIC and TCICI have entered into a Tax Sharing Agreement (the "Agreement"); and

          WHEREAS, the parties to the Agreement now wish to amend the Agreement to reflect the addition of Starz and CT as partners and in certain other respects;

          NOW, THEREFORE, the parties hereby agree as follows:

          1. The last sentence of the first paragraph is amended to read as follows:

          TCI is the common parent, and each member (a "Subgroup Member") of the Liberty Subgroup, the International Subgroup, the Technology Subgroup, the TCIC Subgroup, the TCICI Subgroup, the Starz Subgroup and the CT Subgroup (each a "Subgroup") is a member, of an Affiliated Group (the "TCI Group") which files a consolidated federal income tax return pursuant to Section 1501 of the Code. The term "Subgroup" shall also include each Subgroup Parent and the Subsidiaries thereof that joins the TCI Group after the date hereof.

          2. Section A of the Agreement is amended by adding thereto the following new definitions:

          "CT Subgroup" means CT and each corporation that is a Subsidiary of CT.

          "Starz Subgroup" means Starz and each corporation that is a Subsidiary of Starz.

          3. The definition of "Federal Tax Benefit" is amended to read as follows:

          "Federal Tax Benefit," as to any Subgroup, shall mean the amount determined with respect to such Subgroup under Section C.2. hereof, as adjusted pursuant to any other provision hereof.

          4. The definition of "Federal Tax Liability" is amended to read as follows:

          "Federal Tax Liability," as to any Subgroup, shall mean the amount determined with respect to such Subgroup under Section C.1. hereof, as adjusted pursuant to any other provision hereof.

          5. The definition of "Subgroup Parent" is amended to read as follows:

          "Subgroup Parent" means each of Liberty, International, Technology, TCIC, TCICI, Starz, CT and any direct wholly-owned subsidiary of TCI formed or acquired after the date hereof.

          6.   The definition of "Tax Benefit" is amended to read as follows:

          "Tax Benefit" means, as to any Subgroup, a Federal Tax Benefit of such Subgroup.

          7.   The definition of "Tax Liability" is amended to read as follows:

          "Tax Liability" means as to any Subgroup, a Federal Tax Liability or State or Local Tax Liability of such Subgroup.

          8. Section B.2. of the Agreement is amended by adding a new subsection c. at the end thereof to read as follows:

          c. In the event that any Subgroup Member is entitled to claim in any taxable period any net operating loss or other tax benefit attributable to a prior taxable period ending, and if such net operating loss or other tax benefit was used by such Subgroup to reduce its Tax Liability or increase its Tax Benefit for such prior taxable period, then such Subgroup Member shall (i) take such steps as may be reasonably necessary to claim such net operating loss or other tax benefit and (ii) promptly upon receipt by such Subgroup Member (or another member of the Affiliated Group of which such Subgroup

     Member is a member) of a refund of or reduction in tax liability, such Subgroup Member shall remit such amount to TCI (or, if such amount is received prior to the Deconsolidation Date, the Intercompany Account of such Subgroup Member's Parent shall be appropriately adjusted).

          9.   Section C of the Agreement is hereby amended to read as follows:

          C.   Federal Income Taxes.
               ---------------------

          1.  Federal Tax Liability.  For each taxable year or part thereof
              ---------------------
     ending after the Effective Date that a Subgroup is included in the TCI Group, the Federal Tax Liability of such Subgroup shall be equal to the sum of:

               a. The amount by which (i) the product of (x) the amount of taxable income attributable to such Subgroup for such period calculated, in accordance with Treasury Regulations section 1.1552-1(a)(1)(ii), as though such Subgroup were required to file a consolidated corporate federal income tax return pursuant to the Code (with the timing of the recognition of income, gain, deduction and loss and other items determined by reference to the timing of such items for purposes of the preparation of the consolidated return of the TCI Group except that current year items of loss and deduction shall be considered regardless of whether or not such items are utilized by the TCI Group) for such period multiplied by (y) the maximum corporate federal income tax rate in effect for such taxable year or part thereof exceeds (ii) the amount of tax credits attributable to such Subgroup (whether attributable to such taxable year or part thereof or carried to such taxable year or part thereof from another taxable year) that are actually utilized by the TCI Group to reduce its consolidated federal income tax liability for such period; plus

               b. The product of (x) the amount of modified alternative minimum taxable income, within the meaning of Section 59A(b) of the Code, attributable to such Subgroup for such period calculated, in accordance with Treasury Regulations section 1.1552-1(a)(1)(ii), as though such Subgroup were required to file a consolidated corporate federal income tax return for such period multiplied by (y) the statutory rate set forth in
     Section 59A(a) of the Code.

          2.  Federal Tax Benefit.  For each taxable year or part thereof ending
              --------------------
     after the Effective Date that a Subgroup is included in the TCI Group, the Federal Tax Benefit of such Subgroup shall be equal to the sum of:

               a. The product of (i) the amount of taxable loss attributable to such Subgroup (whether attributable to such taxable year or part thereof or carried to such taxable year or part thereof from another taxable year) and actually used by the TCI Group during such taxable year or part thereof to reduce its consolidated federal income tax liability, calculated in accordance with Treasury Regulations section 1.1552-1(a)(1)(ii) (without regard to the last sentence thereof), as though such Subgroup were required to file a consolidated corporate federal income tax return pursuant to the Code (with the timing of the recognition of income, gain, deduction and loss and other items determined by reference to the timing of such items for purposes of the preparation of the consolidated return of the TCI Group) for such period, multiplied by (ii) the maximum corporate federal income tax rate in effect during such taxable year or part thereof; plus

               b. The product of (x) the amount by which zero exceeds the alternative minimum taxable income, within the meaning of Section 56(d) of the Code, attributable to such Subgroup for such period and used by the TCI Group to reduce its consolidated modified alternative taxable income (within the meaning of Section 59A(b) of the Code), such alternative minimum taxable income to be calculated, in accordance with Treasury Regulations section 1.1552-1(a)(1)(ii) (without regard to the last sentence thereof), as though such Subgroup were required to file a consolidated corporate federal income tax return for such period, multiplied by (y) the statutory rate set forth in Section 59A(a) of the Code.

          3.  Alternative Minimum Tax and AMT Credit.  For each taxable year or
              ---------------------------------------
     portion thereof that a Subgroup is included in the TCI Group, the Federal Tax Liability and Federal Tax Benefit of such Subgroup shall be computed without regard to the Alternative Minimum Tax and the AMT Credit, and the Alternative Minimum Tax shall be paid by, and any tax benefit attributable to the AMT Credit shall be reserved to, TCI.

          4.  Time of Determination: Credits and Charges to the Intercompany
              --------------------------------------------------------------
     Accounts.  The estimated Federal Tax Benefit and Federal Tax Liability of
     ---------
     each Subgroup shall be calculated by TCI as promptly as practicable after the close of each calendar quarter in each taxable year, and the appropriate credits or charges made to the Intercompany Accounts. As soon as practicable after the close of each taxable year, TCI shall determine the final Federal Tax Benefit or final Federal Tax Liability of such Subgroup for such taxable year and shall:

               a. credit the Intercompany Account of the Subgroup Parent of such Subgroup with the amount by which:

               (1) such final Federal Tax Benefit for such taxable year exceeds the aggregate credits for estimated Federal Tax Benefits made to such Intercompany Account with respect to such Subgroup for such taxable year, or

               (2) the aggregate charges for estimated Federal Tax Liability made to such Intercompany Account with respect to such Subgroup for such taxable year exceed such final Federal Tax Liability for such taxable year; and

               b. charge the Intercompany Account of the Subgroup Parent of such Subgroup with the amount by which:

               (1) the aggregate credits for estimated Federal Tax Benefits made to such Intercompany Account with respect to such Subgroup for such taxable year exceed such final Federal Tax Benefit for such taxable year; or

               (2) such final Federal Tax Liability for such taxable year exceeds the aggregate charges for estimated Federal Tax Liability made to such Intercompany Account with respect to such Subgroup for such taxable year.

     For purposes of this Section C.4., for the first two calendar quarters of 1995, the Intercompany Account of such Subgroup Parent shall be deemed to have been credited or charged, as the case may be, with the estimated Federal Tax Benefit or Federal Tax Liability for which such Subgroup Parent's Subgroup was credited or charged with respect to such calendar quarters in connection with the preparation of the financial statements of such Subgroup for such calendar quarters.

          5.  Filings and Procedural Matters.
              -------------------------------

               a. TCI shall continue to prepare and file all federal income Tax Returns (the "TCI Consolidated Returns") which are required to be filed by the TCI Group for all periods and will pay all Taxes shown as due thereon. The costs of such preparation and filing shall be allocated among and paid by the Subgroup Parents in accordance with TCI's policy of allocating corporate general and administrative costs among the Subgroups. Such returns shall include all Tax Items of the Subgroup Members for all tax periods or portions thereof ending on or before the Deconsolidation Date with respect to such Subgroup Members. TCI will make all decisions relating to the preparation and filing of such returns. Each Subgroup Member whose Tax Items are includable in any such return shall, upon the request of TCI, consent to be included in the TCI Consolidated Return on any form as may be prescribed for such consent.

               b. So as to enable TCI to prepare accurately and completely the TCI Consolidated Returns and in order to provide for accurate financial reporting, for tax periods or portions thereof ending on or before the Deconsolidation Date as to any Subgroup Parent, such Subgroup Parent shall provide such information with respect to Taxes (including forecasts, projections and tax accruals) as TCI may reasonably request. Each Subgroup Parent shall bear all costs and expenses of preparation and submission of such information, including accountants' and attorneys' fees.

               c. TCI may claim the benefit for federal income tax purposes of any net operating loss or other tax benefit carryback resulting from a loss or tax benefit incurred by any Subgroup for any taxable period after the Deconsolidation Date of such

     Subgroup, provided that TCI pays to such Subgroup the amount of any refund of Taxes resulting from such net operating loss or other tax benefit carryback, together with the interest received in respect of such refund, promptly after receipt thereof from the IRS. However, with respect to any such net operating loss or other tax benefit that is attributable to a taxable period of a Subgroup after the Deconsolidation Date with respect to such Subgroup and as to which such Subgroup has the option to waive its right to carry such net operating loss or other tax benefit back, such Subgroup shall exercise such option and elect to carry such net operating loss or other tax benefit forward unless either (x) TCI requests such Subgroup not to exercise such option and instead to carry such net operating loss back to a period prior to the Deconsolidation Date with respect to such Subgroup or (y) TCI consents in writing to the failure of such Subgroup to exercise any such option to waive such carryback period. If such Subgroup fails to exercise any such option to waive the right to carry back any such net operating loss or other tax benefit without such a request or consent from TCI, TCI shall not be obligated to compensate such Subgroup for any benefit that TCI may receive from such net operating loss or other tax benefit.

               d. In the event that, after the Deconsolidation Date as to any Subgroup, such Subgroup receives any benefit from an AMT Credit attributable to any period ending on or before such Deconsolidation Date (by way of reduction in federal income tax liability or otherwise), such Subgroup shall promptly pay to TCI the amount of such benefit plus any associated interest thereon. Notwithstanding anything to the contrary herein, the provisions of this Section C.5.d. shall survive the termination of this Agreement.

          10. The second sentence of Section H.8. is amended to read as follows:

          This Agreement shall constitute a direct obligation of each Subgroup Parent and Subgroup Member and of each member of the TCI Group that is not a Subgroup Parent or a Subgroup Member, and shall be deemed to have been adopted and affirmed on behalf of any corporation which becomes a Subgroup Parent or a Subgroup Member or a member of the TCI Group other than a Subgroup Parent or a Subgroup Member.

          11. The last sentence of the Agreement is amended to read as follows:

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

          12. Except as otherwise expressly provided herein, the Agreement shall continue in full force and effect without modification.

          IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Effective Date (as defined in the Agreement).

                         TELE-COMMUNICATIONS, INC.

                         By: /s/ Stephen M. Brett
                             -----------------------------------------

                         LIBERTY MEDIA CORPORATION

                         By: /s/ Robert R. Bennett
                             -----------------------------------------

                         TELE-COMMUNICATIONS INTERNATIONAL, INC.

                         By: /s/ Graham Hollis
                             -----------------------------------------

                         TCI COMMUNICATIONS, INC.

                         By: /s/ Barney Schotters
                             -----------------------------------------

                         TCI CABLE INVESTMENTS, INC.

                         By: /s/ Barney Schotters
                             -----------------------------------------

                         TCI TECHNOLOGY VENTURES, INC.

                         By: /s/ David Boileau
                             -----------------------------------------

                         TCI STARZ, INC.

                         By: /s/ Stephen M. Brett
                             -----------------------------------------

                         TCI CT HOLDINGS, INC.

                         By: /s/ Stephen M. Brett
                             -----------------------------------------